CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Institutional Money Market Fund:

We consent to the use, in this Registration Statement of Oppenheimer Institutional Money Market Fund (the Fund), of our report dated July 20, 2011, relating to the financial statements and financial highlights of the Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the heading “Financial Highlights” appearing in the Prospectus, which is also part of such Registration Statement and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information.

                                                                                                /s/ KPMG LLP

                                                                                              _______________

                                                                                                 KPMG LLP

Denver, Colorado

September 26, 2011